UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2017

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)

1-12815	98-0420223
(Commission File Number)	(I.R.S. Employer Identification No.)

Prinses Beatrixlaan 35 2595 AK The Hague The Netherlands	N.A.
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 70 373 2010

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in our Form 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission on August 9, 2017 (the “Form 10-Q”), as of June 30, 2017, Chicago Bridge & Iron Company N.V. (“CB&I,” “we” or “us”) would not have been in compliance with the financial covenants with respect to the following debt arrangements and instruments:

•	our five-year, $1.15 billion committed revolving credit facility (the “Revolving Facility”), with Bank of America N.A. (“BofA”), as administrative agent, and BNP Paribas Securities Corp, BBVA Compass, Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”) and TD Securities, each as syndication agents;

•	our five-year, $800 million committed revolving credit facility (the “Second Revolving Facility”), with BofA, as administrative agent, and BNP Paribas Securities Corp., BBVA Compass, Crédit Agricole and Bank of Tokyo Mitsubishi UFJ, each as syndication agents;

•	our five-year, $500 million term loan (the “Second Term Loan” and collectively, with Committed Facilities, “Bank Facilities”), with BofA as administrative agent;

•	our senior notes (series A, B, C and D) totaling $800 million in aggregate principal amount outstanding as of June 30, 2017 (the “Senior Notes”); and

•	our senior notes totaling $200 million in aggregate principal amount outstanding as of June 30, 2017 (the “Second Senior Notes” and, together with the Senior Notes, the “Notes”, and, together with the Revolving Facility, the Second Revolving Facility, the Second Term Loan and the Senior Notes, the “Senior Facilities”).

Accordingly, as previously disclosed in the Form 10-Q, effective August 9, 2017 (the “Effective Date”), we entered into certain amendments (the “August 9 Amendments”) that waive noncompliance with our existing covenants under the Senior Facilities as of June 30, 2017 and certain other defaults and events of default. In addition, the August 9 Amendments:

•	Eliminate our minimum net worth covenant required by our previous amendments to the Bank Facilities;

•	Require minimum levels of trailing 12-month earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined by the amendments, as follows: $500.0 million at September 30, 2017; $550.0 million at December 31, 2017; $500.0 million at March 31, 2018; $450.0 million at June 30, 2018 and September 30, 2018; and $425.0 million at December 31, 2018 and thereafter (“Minimum EBITDA”). Trailing 12-month EBITDA for purposes of determining compliance with the Minimum EBITDA covenant will be adjusted to exclude: an agreed amount attributable to any restructuring or integration charges during the third and fourth quarters of 2017; an agreed amount attributable to previous charges on certain projects which occurred during the first and second quarters of 2017; and an agreed amount for potential future charges for the same projects if they were to be incurred during the third and fourth quarters of 2017 (collectively, the “EBITDA Addbacks”);

•	Provide for the replacement of our previous maximum leverage ratio and minimum fixed charge ratio with a new maximum leverage ratio of 1.75 (“Maximum Leverage Ratio”) and new minimum fixed charge coverage ratio of 2.25 (“Minimum Fixed Charge Coverage Ratio), which are temporarily suspended and will resume as of March 31, 2018. Trailing 12-month EBITDA for purposes of determining compliance with the Maximum Leverage Ratio and consolidated net income for purposes of determining compliance with the Minimum Fixed Charge Coverage Ratio will be adjusted for the EBITDA Addbacks;

•	Require us to execute on our plan to market and sell our Technology operations (primarily comprised of our Technology reportable segment) and Engineered Products operations (representing a portion of our Fabrication Services reportable segment) by December 27, 2017 (the “Technology Sale”), with an extension of up to 60 days at the discretion of the holders of a majority of the outstanding Notes and at the discretion of the administrative agents of the Bank Facilities;

•	Require us to maintain a minimum aggregate availability under our Revolving Facility and Second Revolving Facility, including borrowings and letters of credit, of $150.0 million at all times from the Effective Date through the date of the Technology Sale, and $250.0 million thereafter. Our amendments require the net cash proceeds from the Technology Sale be used to repay our Senior Facilities (“Mandatory Repayment Amount”), with the repayment of the Senior Notes and the Second Senior Notes to include certain make-whole payments. Further, our aggregate capacity under the Revolving Facility and Second Revolving Facility will be reduced by seventy percent (70%) of the portion of the Mandatory Repayment Amount allocable to the Revolving Facility and Second Revolving Facility, upon closing the Technology Sale and certain other mandatory prepayment events;

•	Limit the amount of certain of our funded indebtedness to $3.0 billion prior to the Technology Sale and $2.9 billion thereafter, in each case, subject to reduction pursuant to scheduled repayments and mandatory prepayments thereof (but, with respect to the Revolving Facility and Second Revolving Facility, only to the extent the commitments have been reduced by such prepayments) made by us after the Effective Date;

•	Prohibit mergers and acquisitions, open-market share repurchases and dividend payments and certain inter-company transactions;

•	Replace the previous financial letter of credit sublimits for our Revolving Facility and Second Revolving Facility with a $100.0 million letter of credit sublimit for each;

•	Adjust the interest rate on borrowings under the Committed Facilities to either prime rate plus 4.00% or LIBOR plus 5.00%;

•	Increase the interest rate on borrowings under the Second Term Loan to prime rate plus 4.00% or LIBOR plus 5.00%;

•	Increase our fixed interest rate on the Notes by an incremental 2.50% over the rates in effect immediately prior to such amendment; and

•	Established (i) a requirement under the Notes that we maintain our credit profile, which if not maintained will result in an incremental annual cost of up to 1.50% of the outstanding balance under the Notes and (ii) a requirement under the Notes that we maintain a leverage ratio, as defined by the amendments, which if not maintained, could result in an incremental annual cost of up to 1.00% (or 0.50% depending on our leverage level) of the outstanding balance under the Notes; provided that the incremental annual cost related to our credit profile and leverage ratio cannot exceed 2.00% per annum.

As previously disclosed in the Form 10-Q, based on our forecasted EBITDA and cash flows, we project that future compliance with certain financial and other covenants under the Senior Facilities subsequent to December 31, 2017 will require the completion of the Technology Sale and application of the associated net proceeds consistent with our expectations. The Technology Sale is subject to a number of factors and conditions outside of our control, and there can be no guarantee that the sale will be completed, or if completed, that the sale will generate the net cash proceeds required for us to remain in compliance with our financial and other covenants. See the Form 10-Q for further discussion.

The foregoing description of the August 9 Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of: (1) Amendment No. 8 and Waiver, dated as of August 9, 2017, to the Credit Agreement, dated as of October 28, 2013, filed as Exhibit 10.1 hereto; (2) Amendment No. 5 and Waiver, dated as of August 9, 2017, to Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015, filed as Exhibit 10.2 hereto; (3) Amendment No. 5 and Waiver, dated as of August 9, 2017, to the Term Loan Agreement, dated as of July 8, 2015, filed as Exhibit 10.3 hereto; (4) Seventh Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement dated as of December 27, 2012, filed as Exhibit 10.4 hereto; and (5) Fifth Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement, dated as of July 22, 2015, filed as Exhibit 10.5 hereto; each of which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 8 and Waiver, dated as of August 9, 2017, to the Credit Agreement, dated as of October 28, 2013, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each the Lenders signatory thereto

10.2	Amendment No. 5 and Waiver, dated as of August 9, 2017, to Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015, by and among CB&I, Chicago Bridge & Iron (Delaware), certain subsidiaries of CB&I signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto

10.3	Amendment No. 5 and Waiver, dated as of August 9, 2017, to Term Loan Agreement, dated as of July 8, 2015, by and among CB&I, Chicago Bridge & Iron (Delaware), Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto

10.4	Seventh Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, and each of the noteholders signatory thereto

10.5	Fifth Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement, dated as of July 22, 2015, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, and each of the noteholders signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.

	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: August 15, 2017	By:	/s/ Michael S. Taff
Michael S. Taff
Managing Director
(President Financial Officer)

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 8 and Waiver, dated as of August 9, 2017, to the Credit Agreement, dated as of October 28, 2013, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each the Lenders signatory thereto

10.2	Amendment No. 5 and Waiver, dated as of August 9, 2017, to Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015, by and among CB&I, Chicago Bridge & Iron (Delaware), certain subsidiaries of CB&I signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto

10.3	Amendment No. 5 and Waiver, dated as of August 9, 2017, to Term Loan Agreement, dated as of July 8, 2015, by and among the Company, Chicago Bridge & Iron (Delaware), Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto

10.4	Seventh Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, and each of the noteholders signatory thereto

10.5	Fifth Amendment and Waiver, dated as of August 9, 2017, to the Note Purchase and Guarantee Agreement, dated as of July 22, 2015, by and among CB&I, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of CB&I signatory thereto, and each of the noteholders signatory thereto